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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of Amendment No. 1 to the Private Business, Inc. registration statement.

                                     /s/ Arthur Andersen LLP


Nashville, Tennessee
May 15, 2001